Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 26, 2021 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2020 financial results
•NextEra Energy delivers strong full-year financial and operational results
•Florida Power & Light Company's smart capital investments further enhance its already-best-in-class value proposition
•Gulf Power Company has year of excellent execution for customers
•NextEra Energy Resources has record year of renewables execution, adding a net nearly 7,000 megawatts to its backlog and commissioning approximately 5,750 megawatts of renewables projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2020 fourth-quarter net losses attributable to NextEra Energy on a GAAP basis of $5 million, or $0.00 per share, compared to net income attributable to NextEra Energy of $975 million, or $0.50 per share, for the fourth quarter of 2019. On an adjusted basis, NextEra Energy's 2020 fourth-quarter earnings were $785 million, or $0.40 per share, compared to $706 million, or $0.36 per share, in the fourth quarter of 2019. All share-based data has been adjusted to reflect NextEra Energy's Oct. 26, 2020, four-for-one stock split.

For the full year 2020, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $2.919 billion, or $1.48 per share, compared to $3.769 billion, or $1.94 per share, in 2019. On an adjusted basis, NextEra Energy's full-year 2020 earnings were $4.552 billion, or $2.31 per share, compared to $4.062 billion, or $2.09 per share, in 2019, which represents year-over-year growth in adjusted earnings per share of approximately 10.5%.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; gain on disposal of a business; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; acquisition-related expenses; and an impairment charge.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy's performance in 2020 was strong both financially and operationally, and we successfully executed on our initiatives, including the deployment of more than $14 billion in capital as we lead America's clean energy transformation," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We achieved approximately 10.5% growth in adjusted earnings per share year-over-year and delivered a total shareholder return of approximately 30%, significantly outperforming both the S&P 500 and the S&P 500 Utilities Index. We delivered this terrific performance while continuing to manage the ongoing effects of the pandemic and navigating an unprecedented hurricane season.

"In 2020, both FPL and Gulf Power continued to execute to further improve their customer value propositions. As a result, FPL's typical residential customer electric bills are the lowest in the nation when compared to the 20 largest investor-owned utilities in the country, and FPL was recognized for the fifth time in six years as being the most reliable electric utility in the nation. At Gulf Power Company, we extended our track record of terrific execution and, in the two years since we closed the acquisition, have already realized a nearly 30% reduction in operations and maintenance costs, an approximately 50% improvement in service reliability and a 93% improvement in safety, as we progress toward the long-term objectives we previously laid out. Earlier this month, FPL notified the Florida Public Service Commission that it expects to file a formal request in the coming months for a proposed four-year rate plan beginning in 2022 that will help us continue delivering unmatched value to customers by ushering in an even more resilient and sustainable energy future for Florida and keeping bills among the lowest in America.

"In 2020, NextEra Energy Resources continued to advance its position as the leading developer and operator of wind, solar and battery storage projects, more than doubling the amount of total renewables megawatts commissioned versus the previous year, and executing on the largest construction program in our history on schedule and on budget. Additionally, NextEra Energy Resources continued to capitalize on the disruptive factors reshaping the energy industry, adding a record net nearly 7,000 megawatts to our backlog. We now believe we will construct approximately 23 to 30 gigawatts of new renewables in the 2021 to 2024 timeframe, which, if we are successful, at the midpoint would mean adding a portfolio of generation projects that is approximately one-and-a-half times the size of NextEra Energy Resources' entire operating renewables portfolio as of year-end 2019. We remain as enthusiastic as ever about NextEra Energy's long-term growth prospects. Based on the strength and resiliency of our underlying businesses, I will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2021, 2022 and 2023, while at the same time maintaining our strong credit ratings. We remain intensely focused on execution and continuing to drive shareholder value over the coming years."

Florida Power & Light Company
FPL, which now serves more than 5.6 million customer accounts supporting more than 11 million residents across Florida and is the largest rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold, reported fourth-quarter 2020 net income of $502 million, or $0.25 per share, compared to $400 million, or $0.20 per share, for the prior-year quarter. For the full year 2020, FPL reported net income on a GAAP basis of $2.65 billion, or $1.35 per share, compared to $2.334 billion, or $1.20 per share, in 2019. All financial results for FPL as of Dec. 31, 2020, exclude financial results attributable to Gulf Power.

FPL's full-year growth was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2.2 billion in the fourth quarter of 2020, bringing its full-year capital investments to a total of roughly $6.7 billion. Regulatory capital employed increased by approximately
11% for 2020. During the fourth quarter of 2020, FPL's average number of customers increased by approximately 76,000 from the prior-year comparable quarter.

During 2020, FPL successfully executed on its strategic initiatives, including placing more than 1,100 megawatts (MW) of cost-effective solar in service on time and on budget in support of its ongoing capital plan. This solar expansion is part of FPL's SolarTogether community solar program and groundbreaking "30-by-30" plan, which is one of the world's largest solar expansions and would result in roughly 10,000

MW of total solar capacity on FPL's system by 2030. Additionally, the 409-MW Manatee Energy Storage Center, which will be the world's largest integrated solar-powered battery system, remains on track and on budget to be placed in service later this year.

As it has from the moment COVID-19 became widespread in March 2020, FPL remains committed to supporting customers experiencing hardship due to the pandemic and the resulting economic uncertainty. To date, FPL has provided customers approximately $75 million in relief through various programs and initiatives. As Florida recovers, FPL will continue to assist customers who need it most.

Earlier this month, FPL notified the Florida Public Service Commission that it expects to file a formal request in the coming months for new base rates. The company intends to propose a four-year rate plan that would begin in January 2022, following the one-year extension of its base rate freeze under FPL's current settlement agreement. While the proposal is still being finalized, FPL expects to request base rate adjustments of approximately $1.1 billion, starting January 2022, and $615 million, starting January 2023.

Gulf Power Company
Gulf Power reported fourth-quarter 2020 net income of $53 million, or $0.03 per share, compared to $23 million, or $0.01 per share, for the prior-year quarter. On an adjusted basis, Gulf Power's fourth-quarter 2020 earnings were $53 million, or $0.03 per share, compared to $26 million, or $0.01 per share, in the fourth quarter of 2019. For the full year 2020, Gulf Power reported net income on a GAAP basis of $238 million, or $0.12 per share, compared to $180 million, or $0.09 per share, in 2019. On an adjusted basis, Gulf Power's earnings for the full year 2020 were $238 million, or $0.12 per share, compared to $200 million, or $0.10 per share, in 2019.

On Jan. 1, 2021, Gulf Power legally merged into FPL. Gulf Power will continue as a separate operating division during 2021, serving its existing customers under separate retail rates.

In the fourth quarter of 2020, Gulf Power completed the Plant Crist coal-to-natural gas conversion and associated natural gas lateral, supporting the accelerated shut down of Plant Crist's coal units. With the retirement of FPL's Indiantown Cogeneration facility also occurring late last year, 2021 is the first time in nearly 70 years that there are no coal-fired power plants in Florida for either FPL or Gulf Power. Last year, Gulf Power's first solar development project, the roughly 75-MW Blue Indigo Solar Energy Center, went into service and is expected to generate significant customer savings over its lifetime.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a fourth-quarter 2020 net loss attributable to NextEra Energy on a GAAP basis of $644 million, or $0.33 per share, compared to a contribution to net income attributable to NextEra Energy of $433 million, or $0.22 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2020 were $342 million, or $0.17 per share, compared to $326 million, or $0.17 per share, for the fourth quarter of 2019.

For the full year 2020, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $531 million, or $0.27 per share, compared to $1.807 billion, or $0.93 per share, in 2019. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2020 were $1.953 billion, or $0.99 per share, compared to $1.695 billion, or $0.87 per share, for the full year 2019.

In 2020, NextEra Energy Resources continued to advance its position as the leading developer and operator of wind, solar and battery storage projects, commissioning approximately 5,750 MW of wind, solar and storage projects, including approximately 570 MW of build-own-transfer projects not included in its backlog. Since the third-quarter 2020 financial results call, NextEra Energy Resources has added approximately 2,000 MW of renewables projects to its backlog, including approximately 1,030 MW of new wind and wind repowerings, 670 MW of solar and 300 MW of battery storage, including 75 additional MW of capacity on Desert Peak Storage, which is the largest standalone storage project in the world.

NextEra Energy Resources' fourth-quarter and full-year 2020 adjusted results exclude a charge associated with its investment in Mountain Valley Pipeline. Due to the current legal and regulatory challenges involved with the pipeline investment, as well as the substantial delays in reaching commercial operation and increased costs associated with those delays, the business is writing down the value of its investment in the pipeline by $1.2 billion on an after-tax basis. NextEra Energy Resources intends to continue to pursue completing the project with its partners.

Corporate and Other
In the fourth quarter of 2020 on a GAAP basis, Corporate and Other earnings decreased $0.02 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the fourth quarter of 2020 decreased $0.03 per share, compared to the prior-year quarter. For the full year 2020, Corporate and Other earnings increased $0.02 per share on a GAAP basis, compared to 2019. On an adjusted basis, Corporate and Other earnings for the full year 2020 decreased $0.07 per share, compared to 2019.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2021, NextEra Energy expects adjusted earnings per share to be in the range of $2.40 to $2.54. For 2022 and 2023, NextEra Energy expects to grow 6% to 8% off the expected 2021 adjusted earnings per share. For 2022 and 2023, this translates to an adjusted earnings per share range of $2.55 to $2.75 and $2.77 to $2.97, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains; gains on disposal of a business; differential membership interests-related; acquisition-related expenses; and an impairment charge. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year 2020 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the fourth-quarter and full-year 2020 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, and serves more than 5.6 million customer accounts, supporting more than 11 million residents across Florida with clean, reliable and affordable electricity. NextEra Energy also owns a competitive clean energy business, NextEra

Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2020 list of "World's Most Admired Companies" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2019 and other SEC filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,842	$333	$1,243	$(23)	$4,395
Operating Expenses
Fuel, purchased power and interchange	680	103	123	(30)	876
Other operations and maintenance	399	68	540	64	1,071
Storm restoration costs	207	—	—	—	207
Depreciation and amortization	471	66	391	16	944
Taxes other than income taxes and other - net	325	27	76	2	430
Total operating expenses - net	2,082	264	1,130	52	3,528
Gains (losses) on disposal of businesses/assets - net	(1)	—	76	(1)	74
Operating Income (Loss)	759	69	189	(76)	941
Other Income (Deductions)
Interest expense	(150)	(7)	(83)	129	(111)
Equity in earnings (losses) of equity method investees	—	—	(1,364)	—	(1,364)
Allowance for equity funds used during construction	17	8	4	—	29
Interest income	—	—	6	1	7
Gains on disposal of investments and other property - net	—	—	7	—	7
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	186	—	186
Other net periodic benefit income	—	—	—	51	51
Other - net	—	1	25	3	29
Total other income (deductions) - net	(133)	2	(1,219)	184	(1,166)
Income (Loss) before Income Taxes	626	71	(1,030)	108	(225)
Income Tax Expense (Benefit)	124	18	(200)	24	(34)
Net Income (Loss)	502	53	(830)	84	(191)
Net Loss Attributable to Noncontrolling Interests	—	—	186	—	186
Net Income (Loss) Attributable to NextEra Energy, Inc.	$502	$53	$(644)	$84	$(5)
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$502	$53	$(644)	$84	$(5)
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(182)	(261)	(443)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(188)	—	(188)
Differential membership interests - related	—	—	28	—	28
NEP investment gains - net	—	—	44	—	44
Impairment charge related to investment in Mountain Valley Pipeline	—	—	1,524	—	1,524
Less related income tax expense (benefit)	—	—	(240)	65	(175)
Adjusted Earnings (Loss)	$502	$53	$342	$(112)	$785
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.25	$0.03	$(0.33)	$0.05	$—
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.09)	(0.13)	(0.22)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.09)	—	(0.09)
Differential membership interests - related	—	—	0.01	—	0.01
NEP investment gains - net	—	—	0.02	—	0.02
Impairment charge related to investment in Mountain Valley Pipeline	—	—	0.77	—	0.77
Less related income tax expense (benefit)	—	—	(0.12)	0.03	(0.09)
Adjusted Earnings (Loss) Per Share	$0.25	$0.03	$0.17	$(0.05)	$0.40
Weighted-average shares outstanding (assuming dilution)					1,972

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(139)	$(0.07)	$(196)	$(0.10)	$(335)	$(0.17)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(137)	$(0.07)	$—	$—	$(137)	$(0.07)
	Differential membership interests - related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains - net	$33	$0.02	$—	$—	$33	$0.02
	Impairment charge related to investment in Mountain Valley Pipeline	$1,208	$0.61	$—	$—	$1,208	$0.61

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,925	$353	$1,338	$(28)	$4,588
Operating Expenses
Fuel, purchased power and interchange	778	127	182	(32)	1,055
Other operations and maintenance	420	88	481	47	1,036
Storm restoration costs	262	—	—	—	262
Depreciation and amortization	519	67	368	15	969
Taxes other than income taxes and other - net	330	33	54	(1)	416
Total operating expenses - net	2,309	315	1,085	29	3,738
Gains (losses) on disposal of businesses/assets - net	1	—	28	(1)	28
Operating Income (Loss)	617	38	281	(58)	878
Other Income (Deductions)
Interest expense	(152)	(15)	(182)	161	(188)
Equity in earnings (losses) of equity method investees	—	—	146	—	146
Allowance for equity funds used during construction	16	3	(3)	—	16
Interest income	1	1	10	1	13
Gains on disposal of investments and other property - net	—	—	17	—	17
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	81	—	81
Other net periodic benefit income	—	—	—	49	49
Other - net	—	—	25	—	25
Total other income (deductions) - net	(135)	(11)	94	211	159
Income (Loss) before Income Taxes	482	27	375	153	1,037
Income Tax Expense (Benefit)	82	4	73	34	193
Net Income (Loss)	400	23	302	119	844
Net Loss Attributable to Noncontrolling Interests	—	—	131	—	131
Net Income (Loss) Attributable to NextEra Energy, Inc.	$400	$23	$433	$119	$975
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$400	$23	$433	$119	$975
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(160)	(224)	(384)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(83)	—	(83)
Differential membership interests - related	—	—	30	—	30
NEP investment gains - net	—	—	49	—	49
Operating loss (income) of Spain solar projects	—	—	3	—	3
Acquisition-related	—	4	—	1	5
Less related income tax expense (benefit)	—	(1)	54	58	111
Adjusted Earnings (Loss)	$400	$26	$326	$(46)	$706
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.20	$0.01	$0.22	$0.07	$0.50
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.08)	(0.12)	(0.20)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.04)	—	(0.04)
Differential membership interests - related	—	—	0.02	—	0.02
NEP investment gains - net	—	—	0.02	—	0.02
Operating loss (income) of Spain solar projects	—	—	—	—	—
Acquisition-related	—	—	—	—	—
Less related income tax expense (benefit)	—	—	0.03	0.03	0.06
Adjusted Earnings (Loss) Per Share	$0.20	$0.01	$0.17	$(0.02)	$0.36
Weighted-average shares outstanding (assuming dilution)					1,965

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(120)	$(0.06)	$(165)	$(0.09)	$(285)	$(0.15)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(60)	$(0.03)	$—	$—	$(60)	$(0.03)
	Differential membership interests - related	$—	$—	$22	$0.01	$—	$—	$22	$0.01
	NEP investment gains - net	$—	$—	$37	$0.02	$—	$—	$37	$0.02
	Operating loss (income) of Spain solar projects	$—	$—	$14	$0.01	$—	$—	$14	$0.01
	Acquisition-related	$3	$—	$—	$—	$—	$—	$3	$—

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$11,662	$1,398	$5,046	$(109)	$17,997
Operating Expenses
Fuel, purchased power and interchange	2,616	444	600	(121)	3,539
Other operations and maintenance	1,464	245	1,824	218	3,751
Storm restoration costs	183	—	—	—	183
Depreciation and amortization	2,246	281	1,460	65	4,052
Taxes other than income taxes and other - net	1,353	111	241	4	1,709
Total operating expenses - net	7,862	1,081	4,125	166	13,234
Gains (losses) on disposal of businesses/assets - net	—	—	363	(10)	353
Operating Income (Loss)	3,800	317	1,284	(285)	5,116
Other Income (Deductions)
Interest expense	(600)	(41)	(659)	(650)	(1,950)
Equity in earnings (losses) of equity method investees	—	—	(1,351)	—	(1,351)
Allowance for equity funds used during construction	61	26	6	—	93
Interest income	2	2	28	6	38
Gains on disposal of investments and other property - net	—	—	49	1	50
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	163	—	163
Other net periodic benefit income	—	—	—	200	200
Other - net	(3)	1	45	11	54
Total other income (deductions) - net	(540)	(12)	(1,719)	(432)	(2,703)
Income (Loss) before Income Taxes	3,260	305	(435)	(717)	2,413
Income Tax Expense (Benefit)	610	67	(416)	(217)	44
Net Income (Loss)	2,650	238	(19)	(500)	2,369
Net Loss Attributable to Noncontrolling Interests	—	—	550	—	550
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,650	$238	$531	$(500)	$2,919
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,650	$238	$531	$(500)	$2,919
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	595	282	877
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(180)	—	(180)
Differential membership interests-related	—	—	117	—	117
NEP investment gains - net	—	—	123	—	123
Gain on disposal of a business	—	—	(273)	—	(273)
Impairment charge related to investment in Mountain Valley Pipeline	—	—	1,524	—	1,524
Less related income tax expense (benefit)	—	—	(484)	(71)	(555)
Adjusted Earnings (Loss)	$2,650	$238	$1,953	$(289)	$4,552
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.35	$0.12	$0.27	$(0.26)	$1.48
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.30	0.15	0.45
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.09)	—	(0.09)
Differential membership interests-related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.06	—	0.06
Gain on disposal of a business	—	—	(0.14)	—	(0.14)
Impairment charge related to investment in Mountain Valley Pipeline	—	—	0.77	—	0.77
Less related income tax expense (benefit)	—	—	(0.24)	(0.04)	(0.28)
Adjusted Earnings (Loss) Per Share	$1.35	$0.12	$0.99	$(0.15)	$2.31
Weighted-average shares outstanding (assuming dilution)					1,969

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$439	$0.23	$211	$0.11	$650	$0.34
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(131)	$(0.07)	$—	$—	$(131)	$(0.07)
	Differential membership interests-related	$87	$0.04	$—	$—	$87	$0.04
	NEP investment gains - net	$94	$0.05	$—	$—	$94	$0.05
	Gain on disposal of a business	$(274)	$(0.14)	$—	$—	$(274)	$(0.14)
	Operating income of Spain solar projects	$(1)	$—	$—	$—	$(1)	$—
	Impairment charge related to investment in Mountain Valley Pipeline	$1,208	$0.61	$—	$—	$1,208	$0.61

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$12,192	$1,487	$5,639	$(114)	$19,204
Operating Expenses
Fuel, purchased power and interchange	3,256	547	689	(129)	4,363
Other operations and maintenance	1,519	279	1,668	174	3,640
Storm restoration costs	234	—	—	—	234
Depreciation and amortization	2,524	247	1,387	58	4,216
Taxes other than income taxes and other - net	1,362	143	293	6	1,804
Total operating expenses - net	8,895	1,216	4,037	109	14,257
Gains (losses) on disposal of businesses/assets - net	5	—	402	(1)	406
Operating Income (Loss)	3,302	271	2,004	(224)	5,353
Other Income (Deductions)
Interest expense	(594)	(55)	(873)	(727)	(2,249)
Equity in earnings (losses) of equity method investees	—	—	67	(1)	66
Allowance for equity funds used during construction	62	4	1	—	67
Interest income	5	3	38	8	54
Gains on disposal of investments and other property - net	—	—	54	1	55
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	238	—	238
Other net periodic benefit income	—	—	—	185	185
Other - net	—	(1)	59	9	67
Total other income (deductions) - net	(527)	(49)	(416)	(525)	(1,517)
Income (Loss) before Income Taxes	2,775	222	1,588	(749)	3,836
Income Tax Expense (Benefit)	441	42	162	(197)	448
Net Income (Loss)	2,334	180	1,426	(552)	3,388
Net Loss Attributable to Noncontrolling Interests	—	—	381	—	381
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,334	$180	$1,807	$(552)	$3,769
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,334	$180	$1,807	$(552)	$3,769
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	89	457	546
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(249)	—	(249)
Differential membership interests-related	—	—	120	—	120
NEP investment gains - net	—	—	(124)	—	(124)
Operating loss (income) of Spain solar projects	—	—	(8)	—	(8)
Acquisition-related	—	27	8	19	54
Less related income tax expense (benefit)	—	(7)	52	(91)	(46)
Adjusted Earnings (Loss)	$2,334	$200	$1,695	$(167)	$4,062
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.20	$0.09	$0.93	$(0.28)	$1.94
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.05	0.23	0.28
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.13)	—	(0.13)
Differential membership interests-related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	(0.06)	—	(0.06)
Operating loss (income) of Spain solar projects	—	—	—	—	—
Acquisition-related	—	0.01	—	0.02	0.03
Less related income tax expense (benefit)	—	—	0.02	(0.05)	(0.03)
Adjusted Earnings (Loss) Per Share	$1.20	$0.10	$0.87	$(0.08)	$2.09
Weighted-average shares outstanding (assuming dilution)					1,942

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted EPS	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$63	$0.03	$341	$0.17	$404	$0.20
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(176)	$(0.09)	$—	$—	$(176)	$(0.09)
	Differential membership interests-related	$—	$—	$89	$0.05	$—	$—	$89	$0.05
	NEP investment gains - net	$—	$—	$(96)	$(0.05)	$—	$—	$(96)	$(0.05)
	Operating loss (income) of Spain solar projects	$—	$—	$2	$—	$—	$—	$2	$—
	Acquisition-related	$20	$0.01	$6	$—	$44	$0.03	$70	$0.04

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
December 31, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$20	$5	$567	$513	$1,105
Customer receivables, net of allowances	991	150	1,122	—	2,263
Other receivables	362	61	418	(130)	711
Materials, supplies and fossil fuel inventory	777	122	653	—	1,552
Regulatory assets	235	144	1	(3)	377
Derivatives	3	—	565	2	570
Other	126	53	627	(2)	804
Total current assets	2,514	535	3,953	380	7,382
Other assets:
Property, plant and equipment - net	48,933	4,946	37,842	82	91,803
Special use funds	5,347	—	2,432	—	7,779
Investment in equity method investees	—	—	5,713	15	5,728
Prepaid benefit costs	1,554	—	2	151	1,707
Regulatory assets	2,396	1,030	120	166	3,712
Derivatives	—	—	1,593	54	1,647
Goodwill	301	—	1,254	2,699	4,254
Other	565	214	2,724	169	3,672
Total other assets	59,096	6,190	51,680	3,336	120,302
TOTAL ASSETS	$61,610	$6,725	$55,633	$3,716	$127,684
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,526	$25	$—	$—	$1,551
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	54	300	239	3,545	4,138
Accounts payable	730	162	3,791	(68)	4,615
Customer deposits	430	37	7	—	474
Accrued interest and taxes	279	21	127	92	519
Derivatives	2	—	290	19	311
Accrued construction-related expenditures	385	38	568	—	991
Regulatory liabilities	206	18	14	7	245
Other	612	335	897	412	2,256
Total current liabilities	4,224	1,136	5,991	4,207	15,558
Other liabilities and deferred credits:
Long-term debt	15,622	1,260	4,408	20,654	41,944
Asset retirement obligations	1,783	87	1,186	1	3,057
Deferred income taxes	5,790	729	2,819	(1,318)	8,020
Regulatory liabilities	10,052	548	135	—	10,735
Derivatives	1	—	494	704	1,199
Other	398	165	1,321	358	2,242
Total other liabilities and deferred credits	33,646	2,789	10,363	20,399	67,197
TOTAL LIABILITIES	37,870	3,925	16,354	24,606	82,755
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	12,753	1,860	11,209	(14,600)	11,222
Retained earnings	9,614	263	19,673	(4,187)	25,363
Accumulated other comprehensive loss	—	(1)	(19)	(72)	(92)
Total common shareholders' equity	23,740	2,800	30,863	(20,890)	36,513
Noncontrolling interests	—	—	8,416	—	8,416
TOTAL EQUITY	23,740	2,800	39,279	(20,890)	44,929
TOTAL LIABILITIES AND EQUITY	$61,610	$6,725	$55,633	$3,716	$127,684

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$77	$6	$352	$165	$600
Customer receivables, net of allowances	1,024	143	1,113	2	2,282
Other receivables	333	7	404	(219)	525
Materials, supplies and fossil fuel inventory	722	127	479	—	1,328
Regulatory assets	227	117	1	(10)	335
Derivatives	3	—	740	19	762
Other	133	45	1,398	—	1,576
Total current assets	2,519	445	4,487	(43)	7,408
Other assets:
Property, plant and equipment - net	45,074	4,763	32,042	131	82,010
Special use funds	4,771	—	2,183	—	6,954
Investment in equity method investees	—	—	7,453	—	7,453
Prepaid benefit costs	1,477	—	2	(42)	1,437
Regulatory assets	2,549	418	104	216	3,287
Derivatives	—	—	1,613	11	1,624
Goodwill	300	—	1,217	2,687	4,204
Other	498	229	2,415	172	3,314
Total other assets	54,669	5,410	47,029	3,175	110,283
TOTAL ASSETS	$57,188	$5,855	$51,516	$3,132	$117,691
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,482	$192	$—	$842	$2,516
Other short-term debt	—	200	—	200	400
Current portion of long-term debt	30	175	215	1,704	2,124
Accounts payable	768	301	2,652	(90)	3,631
Customer deposits	459	34	6	—	499
Accrued interest and taxes	266	29	178	85	558
Derivatives	12	1	326	5	344
Accrued construction-related expenditures	426	25	701	—	1,152
Regulatory liabilities	284	25	—	11	320
Other	498	140	1,494	177	2,309
Total current liabilities	4,225	1,122	5,572	2,934	13,853
Other liabilities and deferred credits:
Long-term debt	14,131	1,510	4,407	17,495	37,543
Asset retirement obligations	2,268	117	1,072	—	3,457
Deferred income taxes	5,415	626	3,061	(741)	8,361
Regulatory liabilities	9,296	527	129	(16)	9,936
Derivatives	1	—	435	427	863
Other	454	237	904	236	1,831
Total other liabilities and deferred credits	31,565	3,017	10,008	17,401	61,991
TOTAL LIABILITIES	35,790	4,139	15,580	20,335	75,844
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	487	—	487
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	10,851	1,013	11,991	(11,900)	11,955
Retained earnings	9,174	26	19,154	(3,155)	25,199
Accumulated other comprehensive loss	—	(1)	(51)	(117)	(169)
Total common shareholders' equity	21,398	1,716	31,094	(17,203)	37,005
Noncontrolling interests	—	—	4,355	—	4,355
TOTAL EQUITY	21,398	1,716	35,449	(17,203)	41,360
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$57,188	$5,855	$51,516	$3,132	$117,691

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,650	$238	$(19)	$(500)	$2,369
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,246	281	1,460	65	4,052
Nuclear fuel and other amortization	164	3	46	50	263
Unrealized losses on marked to market derivative contracts - net	—	—	263	270	533
Foreign currency transaction losses	—	—	—	45	45
Deferred income taxes	513	116	(252)	(455)	(78)
Cost recovery clauses and franchise fees	(112)	(9)	—	—	(121)
Equity in losses (earnings) of equity method investees	—	—	1,351	—	1,351
Distributions of earnings from equity method investees	—	—	456	—	456
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(412)	9	(403)
Recoverable storm-related costs	—	(69)	—	—	(69)
Other - net	54	(24)	31	128	189
Changes in operating assets and liabilities:
Current assets	(99)	(56)	(220)	11	(364)
Noncurrent assets	(94)	27	(131)	(36)	(234)
Current liabilities	90	(53)	(87)	44	(6)
Noncurrent liabilities	(31)	(7)	63	(25)	—
Net cash provided by (used in) operating activities	5,381	447	2,549	(394)	7,983
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,477)	—	—	—	(6,477)
Acquisition and capital expenditures of Gulf Power	—	(1,012)	—	—	(1,012)
Independent power and other investments of NEER	—	—	(6,851)	—	(6,851)
Nuclear fuel purchases	(203)	—	(42)	—	(245)
Other capital expenditures, acquisitions and other investments	—	—	—	(25)	(25)
Sale of independent power and other investments of NEER	—	—	1,012	—	1,012
Proceeds from sale or maturity of securities in special use funds and other investments	2,445	4	1,182	246	3,877
Purchases of securities in special use funds and other investments	(2,526)	(2)	(1,222)	(311)	(4,061)
Other - net	64	2	83	(66)	83
Net cash used in investing activities	(6,697)	(1,008)	(5,838)	(156)	(13,699)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,952	51	655	8,746	12,404
Retirements of long-term debt	(1,427)	(176)	(679)	(3,821)	(6,103)
Proceeds from differential membership investors	—	—	3,522	—	3,522
Net change in commercial paper	44	(167)	—	(842)	(965)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(2,100)	(2,100)
Payments to related parties under a cash sweep and credit support agreement – net	—	—	(2)	—	(2)
Issuances of common stock/equity units - net	—	—	—	(92)	(92)
Proceeds from sale of noncontrolling interests	—	—	501	—	501
Dividends on common stock	—	—	—	(2,743)	(2,743)
Dividends & capital distributions from (to) parent - net	(310)	850	(594)	54	—
Other - net	(42)	(2)	11	(373)	(406)
Net cash provided by financing activities	1,217	556	3,472	929	6,174
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(20)	—	(20)
Net increase (decrease) in cash, cash equivalents and restricted cash	(99)	(5)	163	379	438
Cash, cash equivalents and restricted cash at beginning of year	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of year	$96	$64	$842	$544	$1,546

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,334	$180	$1,426	$(552)	$3,388
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,524	247	1,387	58	4,216
Nuclear fuel and other amortization	175	3	65	19	262
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	(204)	96	(108)
Foreign currency transaction losses	—	—	—	17	17
Deferred income taxes	44	—	439	(225)	258
Cost recovery clauses and franchise fees	177	(23)	—	1	155
Equity in losses of equity method investees	—	—	(67)	1	(66)
Distributions of earnings from equity method investees	—	—	438	—	438
Losses (gains) on disposal of businesses, assets and investments – net	(5)	—	(456)	—	(461)
Recoverable storm-related costs	—	(180)	—	—	(180)
Other - net	11	(7)	(236)	91	(141)
Changes in operating assets and liabilities:
Current assets	(48)	(16)	136	51	123
Noncurrent assets	(67)	78	(61)	(43)	(93)
Current liabilities	32	41	(46)	89	116
Noncurrent liabilities	4	(5)	239	(7)	231
Net cash provided by (used in) operating activities	5,181	318	3,060	(404)	8,155
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,560)	—	—	—	(5,560)
Acquisition and capital expenditures of Gulf Power	—	(729)	—	(4,436)	(5,165)
Independent power and other investments of NEER	—	—	(6,385)	—	(6,385)
Nuclear fuel purchases	(195)	—	(120)	—	(315)
Other capital expenditures, acquisitions and other investments	—	—	—	(37)	(37)
Sale of independent power and other investments of NEER	—	—	1,316	—	1,316
Proceeds from sale or maturity of securities in special use funds and other investments	2,729	—	1,040	239	4,008
Purchases of securities in special use funds and other investments	(2,854)	—	(1,042)	(264)	(4,160)
Other - net	10	—	(86)	197	121
Net cash used in investing activities	(5,870)	(729)	(5,277)	(4,301)	(16,177)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,493	505	1,187	9,720	13,905
Retirements of long-term debt	(95)	(105)	(1,607)	(3,685)	(5,492)
Proceeds from differential membership investors	—	—	1,604	—	1,604
Net change in commercial paper	226	192	—	(652)	(234)
Proceeds from other short-term debt	—	200	—	—	200
Repayments of other short-term debt	—	—	(40)	(4,725)	(4,765)
Payments to related parties under a cash sweep and credit support agreement – net	—	—	(54)	—	(54)
Issuances of common stock/equity units - net	—	—	—	1,494	1,494
Proceeds from sale of noncontrolling interests	—	—	99	—	99
Dividends on common stock	—	—	—	(2,408)	(2,408)
Dividends & capital distributions from (to) parent - net	(1,950)	(311)	1,653	608	—
Other - net	(44)	(1)	(294)	(137)	(476)
Net cash provided by financing activities	630	480	2,548	215	3,873
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(59)	69	335	(4,490)	(4,145)
Cash, cash equivalents and restricted cash at beginning of year	254	—	344	4,655	5,253
Cash, cash equivalents and restricted cash at end of year	$195	$69	$679	$165	$1,108

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.35	$0.64	$0.45	$0.50	$1.94

FPL - 2019 Earnings Per Share	$0.31	$0.34	$0.35	$0.20	$1.20
New investment growth	0.03	0.03	0.03	0.03	0.11
Allowance for funds used during construction	(0.01)	—	—	—	—
Other and share dilution	—	0.01	—	0.02	0.04
FPL - 2020 Earnings Per Share	$0.33	$0.38	$0.38	$0.25	$1.35

Gulf Power - 2019 Earnings Per Share	$0.02	$0.02	$0.04	$0.01	$0.09
Acquisition-related	—	0.01	—	—	0.01
Operations and maintenance reductions	—	—	—	0.01	0.01
Other	—	—	0.01	0.01	0.01
Gulf Power - 2020 Earnings Per Share	$0.02	$0.03	$0.05	$0.03	$0.12

NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.17	$0.35	$0.20	$0.22	$0.93
New investments	0.02	0.02	0.02	0.02	0.07
Existing generation assets	0.02	0.01	—	—	0.03
Gas infrastructure	0.01	—	—	(0.01)	—
NextEra Energy Transmission	0.01	0.01	—	—	0.02
Customer supply and proprietary power & gas trading	(0.01)	(0.01)	—	0.01	—
Asset sales/abandonment	(0.01)	—	0.03	—	0.02
Non-qualifying hedges impact	(0.01)	(0.08)	(0.13)	0.01	(0.20)
NEP investment gains - net	—	(0.13)	0.03	—	(0.10)
Gains on disposal of a business/assets	0.13	0.01	—	—	0.14
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.16)	0.06	0.04	0.04	(0.02)
Impairment charge related to investment in Mountain Valley Pipeline	—	—	—	(0.61)	(0.61)
Interest and corporate general and administrative expenses	(0.02)	—	—	—	(0.02)
Other, including other investment income, income taxes and share dilution	0.01	—	—	(0.01)	0.01
NEER - 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.16	$0.24	$0.19	$(0.33)	$0.27

Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.15)	$(0.07)	$(0.14)	$0.07	$(0.28)
Non-qualifying hedges impact	(0.17)	0.07	0.16	0.01	0.06
Acquisition-related	0.02	—	—	—	0.03
Other, including interest expense and share dilution	—	—	(0.02)	(0.03)	(0.07)
Corporate and Other - 2020 Earnings (Loss) Per Share	$(0.30)	$—	$—	$0.05	$(0.26)

2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.21	$0.65	$0.62	$—	$1.48

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.